Exhibit 10.3

NightDragon Acquisition Corp.

101 2nd St., Suite 1275

San Francisco, CA 94105

December 14, 2020

NightDragon Acquisition Sponsor, LLC

101 2nd St., Suite 1275

San Francisco, CA 94105

RE: Securities Subscription Agreement

Ladies and Gentlemen:

NightDragon Acquisition Corp., a Delaware corporation (the “Company”), is pleased to accept the offer NightDragon Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) has made to purchase 8,625,000 shares (the “Shares”) of common stock, $0.00001 par value per share (the “Common Stock”). The terms (this “Agreement”) on which the Company is willing to sell the Shares to the Sponsor, and the Company and the Sponsor’s agreements regarding the Shares, are as follows:

1. Purchase of Shares. For the sum of $25,000.00 which the Company acknowledges receiving in cash, the Company hereby sells and issues the Shares to the Sponsor, and the Sponsor hereby purchases the Shares from the Company, on the terms and subject to the conditions set forth in this Agreement.

2. Representations, Warranties and Agreements.

2.1 Sponsor’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to the Sponsor, the Sponsor hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1. No Government Recommendation or Approval. The Sponsor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Sponsor, (ii) any agreement, indenture or instrument to which the Sponsor is a party, (iii) any law, statute, rule or regulation to which the Sponsor is subject, or (iv) any agreement, order, judgment or decree to which the Sponsor is subject.

2.1.3. Organization and Authority. The Sponsor is a Delaware limited liability company, validly existing and in good standing under the laws of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by Sponsor, this Agreement will be a legal, valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability and Suitability. The Sponsor is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be resold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Sponsor is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Sponsor must bear the economic risk of this investment until the Shares are sold pursuant to: (x) an effective registration statement under the Securities Act or (y) an exemption from registration available with respect to such sale. The Sponsor is able to bear the economic risks of an investment in the Shares and to afford a complete loss of the Sponsor’s investment in the Shares.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Sponsor has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Sponsor has relied solely on the Sponsor’s own knowledge and understanding of the Company and its business based upon the Sponsor’s own due diligence investigation and the information furnished pursuant to this paragraph. The Sponsor understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Sponsor has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations or its prospects.

2.1.6. Accredited Investor. The Sponsor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption applicable to “accredited investors” or similar exemptions under federal and state law.

2.1.7. Investment Purposes. The Sponsor is purchasing the Shares solely for investment purposes, for the Sponsor’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Sponsor did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act.

2.1.8. Restrictions on Transfer; Shell Company. The Sponsor understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Sponsor understands the Shares will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and the Sponsor understands that any certificate representing the Shares will contain a legend in respect of such restrictions. If in the future the Sponsor decides to offer, resell, pledge or otherwise transfer the Shares, the Shares may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of Section 4 hereof. The Sponsor agrees that if any transfer of the Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Sponsor may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Sponsor agrees not to resell any Shares. The Sponsor further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Sponsor for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite technical compliance with the certain requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Sponsor in connection with the transactions contemplated by this Agreement.

2.2 Company’s Representations, Warranties and Agreements. To induce the Sponsor to purchase the Shares, the Company hereby represents and warrants to the Sponsor and agrees with the Sponsor as follows:

2.2.1 Organization and Corporate Power. The Company is a Delaware corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement, indenture or instrument to which the Company is a party, (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Sponsor will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Shares may be subject which have been notified to the Sponsor in writing, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Sponsor.

2.2.4. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seek to recover damages or to obtain other relief in connection with any transactions.

3. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, the Sponsor hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the Company’s initial public offering (“IPO”) will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For purposes of clarity, in the event the Sponsor purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares of Common Stock so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Sponsor have the right to redeem any Shares for funds held in the Trust Account upon the successful completion of an initial business combination by the Company.

4. Restrictions on Transfer.

4.1. Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement to be dated as of the closing of the IPO by and between the Sponsor and the Company (the “Insider Letter”), the Sponsor agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless and until (a) there is then in effect a registration statement under the Securities Act covering such sale, transfer, pledge, hypothecation or disposition and such sale, transfer, pledge, hypothecation or disposition is made in accordance with such registration statement or (b) the Company has received an opinion of counsel satisfactory to the Company that such sale, transfer, pledge, hypothecation or disposition will not require the registration of the Shares under the Securities Act such sale, transfer, pledge, hypothecation or disposition is exempt from registration under the Securities Act and the rules and regulations promulgated thereunder.

4.2.    Lock-Up. The Sponsor acknowledges that the Shares will be subject to the lock-up provisions contained in the Insider Letter.

4.3. Stop-Transfer Notices. The Sponsor agrees that, to ensure compliance with the restrictions referred to herein or any restrictions in the bylaws of the Company, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.4. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or any applicable provisions of the bylaws of the Company or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

4.5. Restrictive Legends. The Sponsor understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares (or upon a notice of issuance of uncertificated stock, as applicable), together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN THE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TRANSFER RESTRICTIONS, INCLUDING THE LOCK-UP PERIOD, ARE BINDING ON TRANSFEREES OF THESE SHARES.

4.6. Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of a special dividend payable in a form other than shares of Common Stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Common Stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to the Shares subject to this Section 4 or into which such Shares thereby become convertible shall immediately be subject to this Section 4. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number or class of Shares subject to this Section 4.

4.7. Restrictions Binding on Transferees. All transferees of Shares or any interest therein shall receive and hold such Shares or interest subject to all of the provisions of this Agreement and any applicable restrictions in the bylaws of the Company, and there shall be no further transfer of such Shares except in accordance with the terms of this Agreement and any applicable restrictions in the bylaws of the Company.

5. Other Agreements.

5.1. Further Assurances. The Sponsor agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

5.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

The Sponsor acknowledges that, to the fullest extent permitted by law, any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws may be given by electronic mail, when directed to the Sponsor’s electronic mail address as it appears on the records of the Company (including, but not limited to, the electronic mail address identified below the Sponsor’s signature) unless the Sponsor has notified the Company in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the Delaware General Corporation Law. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Company. Subject to the limitations set forth in Section 232(g) of the Delaware General Corporation Law, the Sponsor further consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication directed to the facsimile number set forth below the Sponsor’s signature (or to any other facsimile number for the Sponsor in the Company’s records), (ii) posting on an electronic network together with separate notice to the Sponsor of such specific posting or (iii) any other form of electronic transmission directed to the Sponsor. This consent may be revoked by the Sponsor by written notice or electronic transmission to the Company and is subject to the limitations specified in Section 232(e) of the Delaware General Corporation Law. For purposes of this paragraph, “electronic mail,” “electronic mail address” and “electronic transmission” have the meanings set forth in Section 232 of the Delaware General Corporation Law.

5.3. Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between the Sponsor and the Company, substantially in the form to be filed as an exhibit to the registration statement relating to the Company’s IPO, embodies the entire agreement and understanding between the Sponsor and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

5.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

5.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

5.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

5.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

5.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

5.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

5.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

5.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

5.13. Headings and Captions. The headings and captions of the various sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.15. Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular section unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

5.16. Mutual Drafting. This Agreement is the joint product of the Sponsor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

5.17. Reliance on Counsel and Advisors. The Sponsor acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation, is representing only the Company in this transaction. The Sponsor acknowledges that the Sponsor has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with the Sponsor’s own legal counsel, tax advisors and other advisors. The Sponsor is relying solely on the Sponsor’s own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

6. Voting and Redemption of Shares. The Sponsor agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s stockholders and shall not seek redemption with respect to the Shares. Additionally, the Sponsor agrees not to redeem any Shares in connection with a redemption or tender offer presented to the Company’s stockholders in connection with an initial business combination negotiated by the Company.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very truly yours,

NIGHTDRAGON ACQUISITION CORP.

By:	/s/ David G. DeWalt
Name:	David G. DeWalt
Title:	President

Accepted and agreed on December 14, 2020:

NIGHTDRAGON ACQUISITION SPONSOR, LLC

By:	/s/ David G. DeWalt
Name:	David G. DeWalt
Title:	Authorized Signatory

[Signature Page to Securities Subscription Agreement]